September 10, 2007

POW! ENTERTAINMENT, INC.
 (f/s/o Stan Lee)
c/o Ganfer & Shore
360 Lexington Avenue
New York, New York  10017
Attn: Arthur Lieberman, Esq.

Re:	Stan Lee / Producer / Overall Agreement / Third Amendment

Gentlemen:

Reference is made to the Agreement (the "Agreement") dated as of March 20, 2006 between SILVER CREEK PICTURES, INC. ("Silver Creek") and POW! ENTERTAINMENT, INC. (“Lender”), as amended by the letter agreement, dated as of September 20, 2006 (the “First Amendment”) and the letter agreement, dated as of March 13, 2007 (the “Second Amendment”), for (a) submission by Stan Lee (“Artist”), on an exclusive “first look” basis, of any and all ideas, material and/or properties (“Property[ies]” as more fully set forth in Paragraph I.E.1 of the Agreement) owned or controlled by Lender or Artist that Artist is interested in developing in any medium or media and (b) the producing services of Artist in connection with the development, production and distribution of such Properties in any medium or media.

In consideration of the mutual covenants and agreements contained herein, in the Agreement, the First Amendment and the Second Amendment, Silver Creek, Lender and Artist hereby agree in this third amendment (“Third Amendment”) effective as of March 20, 2006, to further amend the Agreement as set forth herein.

1.           In addition to the representations and warranties contained in Paragraph D of Silver Creek’s Standard Terms and Conditions, Lender hereby expressly represents, warrants and agrees that:

a.           Lender and/or Artist is the sole owner of all intellectual property and other rights in each Property submitted as of the date hereof to Silver Creek pursuant to the Agreement and Lender and/or Artist have full power and authority to grant said rights to Silver Creek (including, without limitation, the right to use Artist’s name, biography, photographs and/or likeness); to the extent that Lender and/or Artist is not the sole owner of all rights in each Property submitted or to be submitted to Silver Creek in the future, Lender or Artist shall advise Silver Creek in writing of any and all terms pertaining to such Property and the identity of third parties who may possess rights in such Property (e.g., producers, actors, directors attached to the Property, etc.), if any, and if not specifically disclosed to Silver Creek in such written submissions, Lender represents and warrants to Silver Creek that any Property submitted is wholly owned by Lender and/or Artist.

b.           Except as shall have been disclosed to Silver Creek at the time a Property is submitted to Silver Creek, none of the rights granted to Silver Creek pursuant to the Agreement have been granted, encumbered, or otherwise disposed of in any manner to any person, firm or other third party and neither Lender nor Artist have granted any other rights to any Property.

c.           Except for the rights granted to Silver Creek pursuant to the Agreement, and provided that Silver Creek has accepted an Artist-Submitted Property  for development, no motion picture or other work based in whole or in part upon a Property (whether an Artist-Submitted Property or a Silver Creek Submitted Property) has been or will be produced or authorized by Lender or Artist or by or with the knowledge or consent of Lender or Artist; neither any Property (whether an Artist-Submitted Property or a Silver Creek Submitted Property) nor any version thereof nor any play or dramatic adaptation based thereon in whole or in part has been or will be published or presented or authorized in any media, including, without  limitation, on television, stage or on the spoken stage, by or with the knowledge or consent of Lender or Artist.

d           Neither Lender nor Artist has done or omitted to do, and will not do or omit to do, any act or thing by license, grant, or otherwise, which will or may impair or encumber any of the rights granted to Silver Creek or interfere with the full enjoyment of said rights.

e.           Other than (i) the litigation (the “SLMI Litigation) involving Stan Lee Media, Inc. (“SLMI”), James Nesfield, A. F. Galloway and Douglas Coogan and (ii) the litigation involving Valcom, Inc. (the “Valcom Litigation”), there are no claims or litigations pending or threatened which will or might adversely affect any of the rights granted in any Property submitted as of the date hereof or in the future to Silver Creek; Lender and Artist and their representatives have advised Silver Creek of their opinion that neither the SLMI Litigation nor the Valcom Litigation has merit.

f.           No Artist-Submitted Property shall be in the public domain, and each Artist-Submitted Property enjoys, and will enjoy, either statutory or (to the extent that it may exist) common law protection in the United States and all countries adhering to the Berne and Universal Copyright Conventions; and the rights granted to Silver Creek pursuant to the Agreement are and will be exclusive.

g.          The list attached hereto as Schedule I is a complete and accurate list of the assets (the “Assets”) that Artist, or a company established by Artist, has the right exploit exclusively on behalf of SLMI; neither a Property (whether an Artist-Submitted Property or a Silver Creek Submitted Property) nor any part thereof is or will be taken from or based upon any Asset; Lender represents and warrants that such list is complete and accurate; and no Artist-Submitted Property is or will be derived from, based upon, or substantially similar to any Asset, nor will Lender or Artist contribute any element to a Silver Creek Submitted Property that is or will be derived from, based upon or substantially similar to any Asset.

2.           Lender will indemnify, make good, save and hold harmless Silver Creek, its parent, subsidiaries, subsidiaries of its parent and/or affiliated companies, the officers, directors, employees, representatives, shareholders and predecessors of the foregoing, and its successors and assigns (the “Indemnified Parties”), from and against any losses, damages, costs, liabilities, claims, demands, charges, fees (including, but not limited to, reasonable outside attorneys’ fees), recoveries, actions or judgments from a court of competent jurisdiction, penalties, guild fees or awards, expenses and any other losses whatsoever which may be obtained against, imposed upon or suffered by the Indemnified Parties due to the breach or alleged breach of any warranty, covenant, agreement or representation herein made by Lender and/or Artist  in this Amendment, the Agreement, First Amendment and/or Second Amendment.  The Indemnified Parties shall have the right to select their own counsel in connection with any such claim, subject to prior consultation with Lender, provided that in the event of a disagreement, the Indemnified Parties’ decision shall be final and binding.

Except as specifically set forth herein, all provisions of the Agreement, the First Amendment and the Second Amendment shall remain in full force and effect and may not be modified except by a writing executed by all parties to the Agreement.  Each capitalized term used herein and not specifically defined herein shall have the meaning ascribed thereto in the Agreement.

If the foregoing correctly represents your understanding, please so acknowledge and accept as provided below.

SILVER CREEK PICTURES, INC.

By:

Its:

ACCEPTED AND AGREED:

POW! ENTERTAINMENT PRODUCTIONS, INC.

By:

Its:

SCHEDULE I

Stanlee.net	Pandora’s Box
Haywire (aka The Fixers)	The Power
War is Heck	Tomorrow Man
Braindead	Triple Helix
Fissure	Tomorrow
Op: Alien	The Demolisher
Planet	Death Hunt
Captain Super	Talon
Bots/The Retrievers	Raiders of Space
Adjuster	The Visitor (Quarantine)
Con Man and the Cop	Chairman
Micro-Man/Micro-Team	Cougar
Missing Link	Femizons
Hobsons’s Choices	The Un-Humans
Diabella	Tarantula
I-Werewolf	X-Isles
The Terminal	Vindicator
Decoy	The Lighthouse
Disaster Blasters	Stronghold
Mumbo Jumbo	Rocker
The Accuser
The Drifter
Stan Lee’s Evil Clone
Chrysallis
The Stone Giant
Battle School Tranquility
Scuzzle
Scuzzle Design
DC Comics
Guardians